Exhibit 99.1

Ixia to Acquire Catapult Communications Corp. Ixia + Catapult = Leader in Converged IP Testing May 11, 2009

Transaction Highlights Transaction Acquisition of Catapult Communications Corp. Type Cash Tender Offer Purchase Price $9.25 Per Share Equity Value $105.5 Million Enterprise Value $63.1 Million Financing Cash on Hand Expected Close 3Q 2009 2

Important Information Please note that this document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Catapult Communications common stock will only be pursuant to an offer to purchase, letter of transmittal and related materials that Ixia, or a subsidiary thereof, intends to file with the U.S. Securities and Exchange Commission. Catapult Communications intends to file with the U.S. Securities and Exchange Commission and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the tender offer. When the materials are available, stockholders of Catapult Communications should read those materials carefully because they contain important information, including the terms and conditions of the tender offer. Free copies of the materials, which will be filed by Ixia and Catapult Communications, will be available at the U.S. Securities and Exchange Commission's Website at www.sec.gov, or with respect to Ixia materials, at www.ixiacom.com, and also will be available, without charge, by directing requests to Ixia, and with respect to Catapult Communications materials, at http://www.catapult.com, and also will be available, without charge, by directing requests to Catapult Communications.

Safe Harbor for Forward-Looking Statements Certain statements made in this document are forward-looking statements, including, without limitation, statements regarding the potential acquisition of Catapult, the anticipated benefits of Ixia's proposed acquisition of Catapult, possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ixia 5 Who is Ixia? A leading provider of converged performance testing systems for IP, Ethernet for wireline and wireless infrastructure and services What do we do? Enable resilient, high performance and secure IP based converged networks and applications - wired and wireless What distinguishes us? Single platform layer 2-7 solution Scalable and high performance World-class innovative engineering Best functionality and automation Profitable and cash flow positive Outstanding customer loyalty

IP Convergence Trends Communications & Entertainment moving to IP Mobile applications emerging Ubiquitous, always on connectivity Utility grade quality requires converged testing 6

Wireless & Mobility Trends Trends Move to IP core Increased bandwidth hunger Video everywhere Accurate capacity plan needed Test Requirements New testing requires intense IP Test at much higher scale Test with Multiplay services Test subscriber QoE 7

Ixia Moves Up the Value Chain 8 Leader in converged testing and service verification from lab to field

High margin revenue opportunity Major Trends Move to 4G and IP (LTE and WiMax) Multiplay and Video Strategic Value Expand into Telco Equipment Manufacturers (TEMS) & global service providers Ixia to leverage IP test leadership with global wireless push Grow Ixia aggressively in EMEA and APAC Acquisition - Best Market Entry Option Wireless Edge test market TAM is at $300M New technology inflection points - Time sensitive over the next 1-2 years IP, Ethernet and LTE transition is the foundation Stiff technology barrier - Requires IP, radio and wireless expertise Wireless Opportunity 9

What is LTE? Long Term Evolution is next major step in mobile radio communications Supports peak rates of 100Mbit/s across 1.4MHz - 20MHz bandwidths 4G (LTE) testing cycle starting in 2009 with significant potential NTT DoCoMo trial in 1H'09 is a landmark All TEMs in full-swing - NSN, ALU, Ericsson, NEC, Cisco, Motorola, Huawei, ZTE Major up-cycle from 2009 through 2011 LTE Opportunity 10

IXIA Leader in Converged IP Testing
Wireless Market

Wireless Market

Base Station → Handset → Simulation & Analysis → LTE Core

	RF analyzers Signal generators	Handsets, PDA	Simulation & Analysis Functional & Load LTE Edge	LTE Core
2008 TAM	$300M	$200M	$300M	$25M
T&M Players	Aeroflex Agilent Anritsu R&S Spirent	Agilent Anite Anritsu R&S Spirent	Catapult NetHawk Tektronix In House Testing	Catapult Ixia NetHawk Spirent Landslide

Source: Frost & Sullivan, Ixia & Catapult data.

11

Catapult at a Glance Business Leading provider of wireless test solutions for 3G & 4G next gen networks #1 in LTE edge network testing Sells to global TEMs and Service Providers Founded 1985; IPO 1999 Financial Overview (Non-GAAP) Financial Overview (Non-GAAP) LTM (3/31/09) Revenue $39.6M Gross Profit $32.7M % Margin 83% Operating Income $2.9M % Margin 7% 12 Strengths Strong global customers, 4G leader Strength in Japan, Asia and Europe Product breadth, industry expertise Rapid protocol creation framework Strong field engineering Strong legacy wireless coverage

IXIA Leader in Converged IP Testing

Strategic Rationale

IXIA

Strengths

- IP Multiplay Traffic
- High Performance Hardware
- Easy to use GUI
- Subscriber Modeling

Opportunity

- Wireless protocols
- IMS

CATAPULT COMMUNICATIONS

Strengths

- 2.5/3G/4G – LTE, UMTS, CDMA
- WiMax Core
- Vendor Specific Protocols
- IMS

Opportunity

- IP Triple Play Traffic
- High Performance Hardware
- Subscriber Modeling

13

Strategic Rationale 14 Ixia + Catapult = Leader in Converged IP Testing

Service Providers 15-22% Equipment Makers 60-65% Expands TEMs and SP Customer Base Government and Enterprise 8-10% Ixia Customer Base Catapult Customer Base Catapult adds top tier TEMs and SP customers TEMs and SPs represent approx. 2/3 and 1/3 of Catapult's revenue, respectively 15

Americas Asia EMEA East 124004 30417 21446 Diversifies Geographic Markets Asia EMEA Americas East 50 27 23 Ixia FY08 (Dec) Revenue Catapult FY08 (Sept) Revenue Pro Forma *Note: Map only indicates physical offices; both companies have sales / support personnel and indirect sales presence in other regions 16 Ixia Catapult Physical Offices Americas Asia EMEA East 62 23 15

Non-GAAP Financial Highlights ($ in 000s) Significant opportunity to reduce combined operating expenses 17 *Note: Page 21 includes the reconciliation of the above Non-GAAP financial measures to the most comparable GAAP measures *Note: Catapult's operating expenses exclude $7.3 million of development costs that were capitalized

Revenue Trends 18

Synergies Cost Synergies Public company costs Legal, accounting, and finance Corporate and operational overhead Facilities & shared services Expect $3 - $5 million of savings in 2010 Revenue Synergy Opportunities Sell IP Test Solutions to TEMs and Global Service Providers Sell Ixia's automation framework to Catapult customers Sell IxRave service verification products into next gen 4G networks Cross-train world class sales force to sell broad set of converged capabilities Expected To Be Accretive to Non-GAAP EPS by Q4 2009 19

Summary 20 IP, Ethernet and LTE is driving next gen Wireless Infrastructure Interactive real-time applications demand scalable and resilient testing tools Customers want converged tools for performance testing and monitoring Acquisition expected to be accretive in Q4 2009 Ixia is moving into next stage of growth based on Converged Networks Ixia + Catapult = Leader in Converged IP Testing

Thank You

GAAP to Non-GAAP Reconciliation ($ in 000s)